Exhibit 99.3

Report of Independent Auditors

Members

Desert Stateline Holdings, LLC

We have audited the accompanying financial statements of Desert Stateline Holdings, LLC and Subsidiary, which comprise the consolidated balance sheets as of November 30, 2016 and December 31, 2015, and the related consolidated statements of income, changes in members' equity, and cash flows for the period from January 1, 2016 to November 30, 2016 and the period from August 31, 2015 (Date of Acquisition) to December 31, 2015, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Desert Stateline Holdings, LLC and Subsidiary at November 30, 2016 and December 31, 2015, and the consolidated results of their income and their cash flows for the period from January 1, 2016 to November 30, 2016 and the period from August 31, 2015 (Date of Acquisition) to December 31, 2015 in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, in connection with the acquisition of Desert Stateline Holdings, LLC by Southern Renewable Partnerships, LLC, a new basis of accounting was established as of August 31, 2015. Our opinion is not modified with respect to this matter.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

February 13, 2017

CONSOLIDATED BALANCE SHEET

Desert Stateline Holdings, LLC and Subsidiary

	November 30, 2016	December 31, 2015
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$22,022	$—
Receivables:
Customer accounts receivable	5,317	594
Other receivables	7,442	—
Affiliated	45	46
Prepaid expenses	2,959	392
Total current assets	37,785	1,032
Noncurrent assets:
Property, plant, and equipment:
In service	1,231,812	462,806
Less accumulated provision for depreciation	(25,928)	(418)
Plant in service, net of depreciation	1,205,884	462,388
Construction work in progress	—	278,867
PPA intangible, net of amortization of $3,169 and $0 at November 30, 2016 and December 31, 2015, respectively	245,048	249,000
Interconnection receivable	30,280	—
Total noncurrent assets	1,481,212	990,255
Total Assets	$1,518,997	$991,287

Liabilities and Members' Equity
Liabilities:
Current liabilities:
Accounts payable	$68	$144,221
Accounts payable - affiliated	358	774
Accrued taxes	109	—
Contract retention	19,414	—
Other current liabilities	973	253
Total current liabilities	20,922	145,248
Noncurrent liabilities:
Asset retirement obligation	7,411	870
Other deferred credits and liabilities	2,173	355
Total noncurrent liabilities	9,584	1,225
Members’ equity:
Capital	1,456,838	845,594
Retained earnings (accumulated deficit)	31,653	(780)
Total members’ equity	1,488,491	844,814
Total Liabilities and Members’ Equity	$1,518,997	$991,287
Commitments and Contingent Matters (See notes)

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME

Desert Stateline Holdings, LLC and Subsidiary

	Period from January 1, 2016 to November 30, 2016	Period from August 31, 2015 (Date of Acquisition) to December 31, 2015
	(in thousands)
Operating Revenues	$64,446	$594
Operating Expenses:
Operations and maintenance	5,725	904
Depreciation	25,621	418
Taxes other than income taxes	315	7
Total operating expenses	31,661	1,329
Operating Income (Loss)	32,785	(735)
Interest income	335	—
Other expense	(687)	(45)
Net Income (Loss)	$32,433	$(780)

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Desert Stateline Holdings, LLC and Subsidiary

Total Members' Equity
(in thousands)
Balance at August 31, 2015	—
Capital contributions	845,594
Net Loss	(780)
Balance at December 31, 2015	$844,814
Capital contributions	649,479
Capital distributions	(38,235)
Net Income	32,433
Balance at November 30, 2016	$1,488,491

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

Desert Stateline Holdings, LLC and Subsidiary

	Period from January 1, 2016 to November 30, 2016	Period from August 31, 2015 (Date of Acquisition) to December 31, 2015
	(in thousands)
Operating Activities:
Net income (loss)	$32,433	$(780)
Adjustments to reconcile net income (loss) to net cash provided from operating activities—
Depreciation	25,621	418
Amortization of PPA intangible	3,169	—
Other, net	1,819	355
Changes in certain current assets and liabilities —
-Receivables	(2,613)	(641)
-Accrued interest income	(335)	—
-Prepaid expenses	(2,567)	(330)
-Accounts payable	(691)	1,116
-Accrued taxes	109	—
-Other current liabilities	720	253
Net cash provided from operating activities	57,665	391
Investing Activities:
Property additions	(522,422)	(866,811)
Change in construction payables	(124,465)	143,879
Net cash used for investing activities	(646,887)	(722,932)
Financing Activities:
Proceeds from capital contributions	649,479	722,541
Capital distributions	(38,235)	—
Net cash provided from financing activities	611,244	722,541
Net Change in Cash and Cash Equivalents	22,022	—
Cash and Cash Equivalents at Beginning of Period	—	—
Cash and Cash Equivalents at End of Period	$22,022	$—
Supplemental Cash Flow Information:
Noncash transactions —
Accrued property additions	$19,414	$143,879

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Desert Stateline Holdings, LLC and Subsidiary

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Desert Stateline Holdings, LLC (Desert Stateline Holdings) is a holding company that was formed on August 12, 2015 and owns 100% of the membership interests of Desert Stateline, LLC (Desert Stateline, and collectively with Desert Stateline Holdings, the Company).  Desert Stateline was formed on May 18, 2009 for the purpose of developing, constructing, owning and operating a utility-scale solar photovoltaic facility with a capacity of approximately 300 megawatts (MW) located in San Bernardino County, California.

The Company is a partnership with Class A membership interests owned by Southern Renewable Partnerships, LLC (SRP), a wholly-owned subsidiary of Southern Power Company, and Class B membership interests owned by FSAM DS Holdings, LLC (FSAM), a wholly-owned subsidiary of First Solar, Inc. (First Solar). On December 1, 2016, a subsidiary of 8point3 Operating Company, LLC acquired FSAM from First Solar.

Change in Control

On August 31, 2015, (Date of Acquisition) SRP acquired 100% of the Class A membership interests of Desert Stateline Holdings and FSAM acquired 100% of the Class B membership interests of Desert Stateline Holdings, both from First Solar Development, Inc., a wholly-owned subsidiary of First Solar for an aggregate purchase price of approximately $662 million. The fair values of the initial assets acquired have been finalized and were recorded as approximately $414 million as construction work in progress and $248 million as an intangible asset.

The acquisition of Desert Stateline Holdings resulted in a change in control, where the Company’s assets and liabilities were accordingly adjusted by an aggregate amount of $123 million in fair value on August 31, 2015 by applying the principals of “push-down” accounting through equity, and are thus recorded as non-cash transactions.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s fiscal year end is December 31, 2016.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and results of operations of the Company and its wholly- owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements requires the use of estimates, and the actual results may differ from those estimates.

Concentration of Credit Risk

The entire output of the solar facility is contracted under a 20-year power purchase agreement (PPA) with Southern California Edison Company. The Company has a significant concentration of credit risk related to its accounts receivable arising from the PPA; however, the Company does not believe significant credit risk exists at November 30, 2016, because of the creditworthiness of the counterparty. There are no past due amounts from such counterparty at November 30, 2016.

Cash and Cash Equivalents

The Company considers unrestricted cash on hand and deposits in banks to be cash and cash equivalents; such balances approximated fair value at November 30, 2016.

Income Taxes

The Company and its subsidiary are limited liability companies treated as a partnership and a single-member disregarded entity, respectively, for income tax purposes. As such, federal and state income taxes are generally not recognized at the entity level, but instead, income is taxed at the owner-member level. Accordingly, the partnership does not have liabilities for federal or state taxes and, therefore, no current income taxes or deferred income taxes are reflected in the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Desert Stateline Holdings, LLC and Subsidiary

Property, Plant, and Equipment

Property, plant and equipment (PP&E) is stated at original cost, less accumulated depreciation. Capital additions and betterments that increase the useful lives of the assets are capitalized. Solar facility equipment and related assets are depreciated over their estimated useful lives of up to 35 years on a straight-line basis. The Company’s significant estimates include the carrying amount and the estimated useful lives of its long-lived assets.

Construction Work in Progress

Construction work in progress during the construction period is primarily incurred through an engineering, procurement, and construction (EPC) agreement. See Note 4 “Related-Party Transactions” herein for additional information. After the construction period, these costs are reclassified to PP&E. The solar facility was completed in eight phases, which were placed in service from December 2015 through July 2016.

Asset Retirement Obligations

Asset retirement obligations are computed as the present value of the ultimate costs for an asset’s future retirement and are recorded in the period in which the liability is incurred and accreted to their future value. The costs are capitalized as part of the related long-lived asset and depreciated over 35 years.

The Company’s asset retirement obligations relate to leased land upon which the solar facility was constructed.  Upon termination of the lease, the leased land must be restored to an agreed-upon condition. See Note 3 for further information.

Impairment of Long-Lived Assets and Intangibles

The Company evaluates long-lived assets and finite-lived intangibles for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. The Company's intangible asset is an acquired PPA that is amortized over the 20-year term of the PPA. The determination of whether an impairment has occurred is based on an estimate of undiscounted future cash flows attributable to the assets, as compared with the carrying value of the assets. If the estimate of undiscounted future cash flows is less than the carrying value of the asset, the fair value of the asset is determined and a loss is recorded. Until the assets are disposed of, their estimated fair value is re-evaluated when circumstances or events change.  As of November 30, 2016, no impairment has been recorded.

The amortization expense for the acquired PPA is recorded in operating revenues. The amortization expense for future periods is as follows:

Amortization Expense
(in thousands)
2016 (1 month to December 31, 2016)	$1,034
2017	12,410
2018	12,410
2019	12,410
2020	12,410
2021	12,410
2022 and beyond	181,964
Total	$245,048

Interconnection Receivable

In conjunction with the construction of the solar facility, the Company has a receivable related to transmission interconnection costs that represents network upgrades that are being reimbursed to the Company through levelized payments over a five-year period that began after commercial operation. As of November 30, 2016, $7.4 million is included in current receivables.

Revenues

The Company is a lessor under the terms of a 20-year PPA for the sale of electricity and green attributes. The PPA has been evaluated and classified as an operating lease. Under this agreement, the revenues are accounted for as contingent rents and thus the Company recognizes revenue based upon rates specified in the PPA when the electricity is delivered. The Company commenced the recognition of revenue in the consolidated statement of income upon commercial operation of each phase of the facility at various dates from December 2015 through July 2016.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Desert Stateline Holdings, LLC and Subsidiary

Reclassification

Certain amounts reported in prior years have been reclassified to conform to the presentation at November 30, 2016. Total member’s equity, net income, and cash flows are unchanged due to these reclassifications.

2. MEMBERS’ EQUITY

Desert Stateline Holdings operates under the amended Limited Liability Company Agreement dated August 31, 2015.

During the period from January 1, 2016 to November 30, 2016, the Company received equity contributions of $649.5 million. SRP as the Class A Member contributed $458.3 million, and FSAM as the Class B Member contributed $191.2 million.  During the period from August 31, 2015 (Date of Acquisition) to December 31, 2015, the Company received equity contributions of $845.6 million, including the “push down” accounting adjustment for fair value.

The Class A Member indirectly owns 100% of the Class A membership interests of Desert Stateline Holdings and, after acquiring a 15% additional membership interest from the Class B Member on March 29, 2016, is entitled to 66% of all cash distributions from Desert Stateline Holdings. The Class B Member indirectly owns 100% of the Class B membership interests of Desert Stateline Holdings and is entitled to 34% of all cash distributions from Desert Stateline Holdings. In addition, the Class A Member is entitled to substantially all of the federal tax benefits with respect to the solar facility.

3. ASSET RETIREMENT OBLIGATIONS

Detail of the asset retirement obligation included in the balance sheets is as follows:

	2016	2015
	(in thousands)
Beginning of period	$870	$—
Liability incurred	6,430	870
Accretion expense	111	—
End of period	$7,411	$870

The estimated liability is based on the future estimated costs associated with the dismantlement, demolition and removal of the solar power plant. The estimate of the asset retirement obligation is based on projected future retirement costs and requires management to exercise significant judgment. Such costs could differ significantly when they are incurred.

4. RELATED-PARTY TRANSACTIONS

Parties are considered to be related to the Company if the Company has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

The Company entered into an EPC agreement and operations and maintenance agreement with First Solar Electric (California), Inc., a wholly-owned subsidiary of First Solar, to provide EPC services and operations and maintenance services, respectively. In addition, the Company entered into a management service agreement with a related party, Southern Power Company, to provide management and general and administrative services. During the period from January 1, 2016 to November 30, 2016 the Company recorded costs of $3 million for operations and maintenance service expenses incurred from First Solar Electric (California), Inc., $651 million under the EPC agreement, and approximately $0.5 million of management and general and administrative service expenses incurred from Southern Power Company. During the period from August 31, 2015 (Date of Acquisition) to December 31, 2015, the Company paid $723 million under the EPC agreement.

5. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company is obligated under a 30-year non-cancelable operating lease related to land for its solar facility. The lease includes an annual base rent for the acreage of the land and a MW capacity fee based on MW capacity or a phase of development, and will be paid on an annual basis upon the start of commercial operation. The megawatt capacity fee will be phased-in over a five-year period after the start of commercial operation (at the rate of 20 percent for the first year, 40 percent for the second year, 60 percent for the third year, 80 percent for the fourth year, and 100 percent for the fifth and subsequent years of operations).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Desert Stateline Holdings, LLC and Subsidiary

The related rentals are charged to expense on a straight-line basis after commercial operation. Prior to commercial operation the related rentals are charged to construction work in progress. For the period from January 1, 2016 to November 30, 2016 and for the period from August 31, 2015 (Date of Acquisition) to December 31, 2015, rent expense was approximately $2 million and $433,000, respectively.  The Company includes lease extensions in its computation of minimum lease payments, which are recognized on a straight-line basis over the minimum lease term.

Below is a summary of the Company’s future minimum lease commitments as of November 30, 2016:

	2016 (1 month to December 31, 2016)	2017	2018	2019	2020	2021	Thereafter	Total
	(in thousands)
Land leases	$228	$1,691	$2,318	$2,430	$2,463	$2,495	$90,956	$102,581

Legal Proceedings

The Company does not have any legal proceedings that are currently pending. Occasionally, the Company may be party to various lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of business. These actions may seek, among other things, compensation, civil penalties, or injunctive or declaratory relief.

Environmental Contingencies

The Company reviews its obligations as they relate to compliance with environmental laws, including site restoration and remediation. As of November 30, 2016 and December 31, 2015, there were no known environmental contingencies that required the Company to recognize a liability.

6. SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 13, 2017, the date these financial statements were available to be issued.